UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2022

WB Burgers Asia, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Note: This Form 8-K/A, Amendment No. 1, to our original Form 8-K filed on August 17, 2022 is being filed to amend a clerical error whereas it was previously stated shares were sold to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The shares were sold at a price of approximately $0.034 per share of Common Stock. Accordingly, the clerical error of $0.032 has been corrected to read $0.034, and the total proceeds received by the Company has also been corrected from $1,026,094 to the correct value of approximately $1,090,226. There have been no other changes made to the original Form 8-K filed on August 17, 2022. The below information should be read as of August 17, 2022.

“We”, “Us”, and or “The Company” refer to WB Burgers Asia, Inc.

3.02 Unregistered Sales of Equity Securities

On August 8, 2022, we sold 1,586,538 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $50,769. Takahiro Fujiwara is not a related party to the Company.

On August 8, 2022, we sold 2,403,846 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

On August 12, 2022, we sold 32,065,458 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.034 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $1,090,226. Asset Acceleration Axis, LLC is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Following the sale of restricted common shares to the three shareholders mentioned above, we now have 1,050,078,428 shares of Common Stock issued and outstanding as of August 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WB Burgers Asia, Inc.

Dated: September 29, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer